Exhibit 1.1

EXECUTION VERSION

Emergent Capital, Inc.

Common Stock

(par value $0.01 per share)

At-the-Market Issuance Sales Agreement

March 14, 2016

FBR Capital Markets & Co.

1300 17th Street North

14th Floor

Arlington, VA 22207

MLV & Co. LLC

1301 Avenue of the Americas

43rd Floor

New York, New York 10019

Ladies and Gentlemen:

Emergent Capital, Inc., a Florida corporation (the “Company”), confirms its agreement (this “Agreement”), with FBR Capital Markets & Co. and MLV & Co. LLC (Collectively “FBR”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through FBR, shares (the “Placement Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), provided however, that in no event shall the Company issue or sell through FBR such number of Placement Shares that (a) exceeds the number of shares of Common Stock registered on the effective Registration Statement (as defined below) pursuant to which the offering of Placement Shares is being made, (b) exceeds the number of authorized but unissued shares of Common Stock, or (c) exceeds the maximum aggregate number of shares or dollar amount of Common Stock offered for sale pursuant to the Prospectus Supplement (as defined below) (the lesser of (a), (b) or (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number and aggregate sales price of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that FBR shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through FBR will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-198659), including a base prospectus, relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Shares (the “Prospectus Supplement”). The Company will furnish to FBR, for use by FBR, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein (the “Incorporated Documents”).

To the extent that the Registration Statement is not available for sales of the Placement Shares as contemplated by this Agreement or the Company is unable to make the representations set forth in Section 6 at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Placement Shares necessary to complete the sale of the Maximum Amount and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “base prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective. For the avoidance of confusion, all references to “Registration Statement” included in this Agreement relating to the offer and sale of any Placement Shares or such other relevant action that occurred prior to the effective time of such new registration statement shall be deemed to refer to the Company’s registration statement on Form S-3 (File No. 333-198659), including a base prospectus, relating to certain securities, including the Placement Shares, including all documents incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify FBR by email notice (or other method mutually agreed to in writing by the Parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from FBR set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided that the Company is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective immediately upon receipt by FBR unless and until (i) FBR declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to FBR in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor FBR will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to FBR and FBR does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by FBR.

a. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, FBR will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “NYSE”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. FBR will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to FBR pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by FBR (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, FBR may sell Placement Shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of a Placement Notice, FBR may also sell Placement Shares by any other method permitted by law, including but not limited to negotiated transactions. “Trading Day” means any day on which Common Stock is purchased and sold on the NYSE.

b. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of the Placement Shares shall only be effected by or through only FBR Capital Markets & Co. or MLV & Co. LLC on any single given day, but in no event by more than one of them.

4. Suspension of Sales. The Company or FBR may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5. Sale and Delivery to FBR; Settlement.

a. Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon FBR’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, FBR, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that FBR will be successful in selling Placement Shares, (ii) FBR will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by FBR to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) FBR shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by FBR and the Company.

b. Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by FBR, after deduction for (i) FBR’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c. Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting FBR’s or its designee’s account (provided FBR shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, FBR will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold FBR harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to FBR (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d. Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number of Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to FBR in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to FBR in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Placement Shares sold pursuant to this Agreement to exceed the Maximum Amount.

6. Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with FBR that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

a. Registration Statement and Prospectus. The Company and, assuming no act or omission on the part of FBR that would make such statement untrue, the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the

Commission and has been declared effective under the Securities Act. The Prospectus Supplement will name FBR as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to FBR and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which FBR has consented. The Common Stock is currently quoted on the NYSE. The Company has not, in the 12 months preceding the date hereof, received notice from the NYSE to the effect that the Company is not in compliance with the corporate governance, listing or maintenance requirements of the NYSE. The Company has no reason to believe that it will not in the foreseeable future continue to be in compliance with all such corporate governance, listing and maintenance requirements that are then in effect.

b. No Misstatement or Omission in the Registration Statement or the Prospectus. The Registration Statement, when it became effective, and the Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, written information furnished to the Company by FBR specifically for use therein.

c. Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the

Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

d. Conformity with EDGAR Filing. The Prospectus delivered to FBR for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

e. Authorization; Enforceability. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (regardless of whether such principles are considered in a proceeding at law or in equity), and by general principles of equity, and except to the extent that the indemnification provisions hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

f. Authorization of Placement Shares. The Placement Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of FBR or a purchaser), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated by reference into the Prospectus.

g. No Registration Rights. Except for registration rights granted to holders of warrants to purchase the Company’s common stock distributed in October 2014, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

h. No Material Adverse Change. Except as disclosed in the Registration Statement and the Prospectus, subsequent to the date of the most recent financial statements of the Company included in the Registration Statement and the Prospectus, (i) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries (except for such issuances of the Placement Shares hereunder, issuances of stock or options pursuant to an equity incentive plan approved by the Company’s stockholders, issuance of shares as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4 or as otherwise publicly announced, due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof or any repurchases of capital stock of the Company,) or outstanding long-term indebtedness of the Company or its subsidiaries or the incurrence of debt in the ordinary course of business, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change with respect to, or material adverse affect on, the assets, business, prospects, properties, management, financial position, stockholders’ equity, results of operations of the Company and its subsidiaries taken as a whole (any such change is called a “Material Adverse Change”) or any event or development involving or which may reasonably be expected to involve, a prospective Material Adverse Change, (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct, contingent or otherwise, that is material to the Company and its subsidiaries taken as a whole, and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case

i. Independent Public Accountant. Grant Thornton LLP (the “Accountant”), who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

j. Financial Information. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the respective entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Covered Entities for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein) during the periods involved; the other financial and statistical data with respect to the Company and its subsidiaries contained or incorporated by reference in the Registration Statement and the Prospectus, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; the pro forma financial statements and the related notes thereto, if any, included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, or the Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement, and the Prospectus which are required to be described in the Registration Statement or Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement and the Prospectus, if any, regarding “non-¬GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

k. Internal Control Over Financial Reporting. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses in the Company’s internal controls.

l. Disclosure Controls and Procedures. The Company maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and to the Company’s knowledge, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established and the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the board of directors or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that would significantly affect internal control over financial reporting.

m. Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Registration Statement or the Prospectus which have not been described as required.

n. Statistical Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

o. Organization. Each of the Company and its subsidiaries has been duly incorporated, formed or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has the entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and its subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

p. Subsidiaries. As of the date hereof and as of each date on which the Company files an Annual Report on Form 10-K with the Commission, the subsidiaries listed in exhibit 21 to such Annual Report on Form 10-K are the only “significant subsidiaries” of the Company as defined by Rule 1-02 of Regulation S-X.

q. Capitalization. All of the authorized, issued and outstanding capital stock and other equity interests of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock or other equity interests of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company arising by operation of law, under the articles of incorporation or by-laws of the Company, under any agreement to which the Company is party or otherwise. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries, or obligations of the Company to issue or sell any shares of capital stock or equity securities that are convertible or exchangeable securities or obligations or any such warrants, rights or options, other than those accurately described in the Registration Statement and the Prospectus.

r. Capitalization of Subsidiaries. All issued and outstanding equity securities of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and have not been issued in violation of or subject to any pre-emptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders, members or partners, as applicable, arising by operation of law, under the charter, by-laws, operating agreement, partnership agreement or other organizational documents of such subsidiary, under any agreement to which such subsidiary is a party or otherwise, which right has not been irrevocably waived in its entirety, and are owned, directly or indirectly, by the Company and, except for pledges of membership interests in connection with (i) that certain loan and security agreement, dated as of April 29, 2013, by and among White Eagle Asset Portfolio, LLC, as borrower, CLMG Corp., as administrative agent and the other parties thereto (the “White Eagle Revolving Credit Facility”) and (ii) that certain revolving loan and security agreement, dated as of July 16, 2015, by and among Red Falcon Trust, as borrower, Blue Heron Designated Activity Company, as administrative agent and the other parties thereto (the “Red Falcon Revolving Credit Facility”), free and clear of any pledge, security interest, lien, encumbrance, claim or equitable interest

s. NYSE. The Placement Shares to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Placement Shares under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

t. No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default (and no event has occurred that with the giving of notice or lapse of time, would be in default) (“Default”) in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”) except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

u. Absence of Violations, Defaults and Conflicts. The issuance and sale of the Placement Shares, the execution of this Agreement and the compliance by the Company with all of the provisions of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus: (i) will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (iii) will not conflict with, or result in any breach of or constitute a default under any federal, state, or local law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of its subsidiaries or any of their respective properties or other assets, including, but in no way limited to, any law, rule or regulation of any state insurance regulator or commission in a state in which the Company or its subsidiaries conducts business and (iv) does not and will not require any consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Placement Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Placement Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the Financial Industry Regulatory Authority (“FINRA”) in connection with the sale of the Placement Shares by FBR.

v. No Litigation. Except as described in the Registration Statement and the Prospectus, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, any of its subsidiaries or any of their respective officers or directors, or of which any property, assets or rights of the Company or of its subsidiaries are subject, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which, if determined adversely to the Company, individually or in the aggregate, would reasonably be expected to have a Material Adverse Change, or would prevent or impair the consummation of the transactions contemplated by this Agreement; and (i) there are no current or pending legal, governmental or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Prospectus that are not described in the Prospectus including any Incorporated Document; and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement that are not so filed.

w. No Violation of Law. Except as otherwise described in the Registration Statement and the Prospectus, the Company and its subsidiaries have not violated, or received notice of any violation with respect to, any law, rule, regulation, order, decree or judgment applicable to it and its business, including, but not limited to, those relating to transactions with affiliates, except where such non-compliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

x. Labor Disputes. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company’s knowledge, is threatened or imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any entity with which the Company or one or more of its subsidiaries customarily does business that might reasonably be expected to result in a Material Adverse Change.

y. No Employment Discrimination. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is in violation of, or has received notice of, any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, except for any such violation of law or regulation which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

z. Intellectual Property. Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct their businesses as now conducted, as proposed to be conducted, as described in the Registration Statement and the Prospectus. The expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company or any of its subsidiaries by others with respect to any Intellectual Property Rights. There is no claim being made against the Company or any of its subsidiaries regarding any kind of Intellectual Property Right. The Company and its subsidiaries do not, in the conduct of their business as now or proposed to be conducted as described in the Registration Statement and the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company or any of its subsidiaries, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

aa. Licenses and Permits. The Company and its subsidiaries (i) possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies or self-regulatory authorities, including, but in no way limited to, any and all licenses required to be held by the Company and its subsidiaries by any state insurance regulator or commission, and (ii) have made all necessary filings required under any federal, state or local law, regulation or rule, necessary to conduct the businesses now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Permits, all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Change; and the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or material modification of any such Permits.

bb. Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property, reflected as assets owned by the Company or a subsidiary in the Registration Statement and the Prospectus, in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims and other defects or restrictions of any kind, except as disclosed in the Registration Statement and the Prospectus or that otherwise would not reasonably be likely to result in a Material Adverse Change. The real property, improvements, buildings, equipment and personal property held under lease by the Company or its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiaries.

cc. Taxes. Except as disclosed in the Registration Statement and Prospectus, all United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which could result in a Material Adverse Change.

dd. Insurance. The Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, general liability and Directors and Officers liability. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change.

ee. Market Activities. The Company and its subsidiaries or their respective officers, directors, representatives or affiliates (i) have not taken and will not take, directly or indirectly, any action which constitutes, was designed to, or that might be expected to cause or result in, under the Securities Act, the Exchange Act or otherwise, stabilization or manipulation of the of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than FBR.

ff. FCPA. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

gg. Operations. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

hh. OFAC. None of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ii. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”). Each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

jj. ERISA. the Company and each of its subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) and any other applicable law; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification

kk. Applicable Laws. Each of the Company and its subsidiaries is in compliance with the requirements of all Applicable Laws (as defined below), a breach of any of which, individually or in the aggregate, would reasonably be expected to have a Material

Adverse Change. “Applicable Law” means, as to any individual, corporation, partnership, trust, limited liability company, association or other entity (each, a “Person”) or any matter, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, in each case applicable to or binding upon such Person (or any of its property) or such matter, or to which such Person (or any of its property) or such matter is subject.

ll. Revocation of Authorization. Except as disclosed under the caption “Litigation” in Note 14 to the Company’s financial statements in its annual report on Form 10-K for the period ended December 31, 2015, there has been no event or circumstance that could reasonably be expected to result in the revocation of any license, permit, franchise or other governmental authorization of the Company or any of its subsidiaries necessary to the ownership of its properties or to the conduct of its business.

mm. Privacy Statements. Each of the Company and its subsidiaries (i) complies in all material respects with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Company from Individuals (as defined below), (ii) complies in all material respects with all applicable federal, state and local laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information and (iii) takes reasonable measures to protect and maintain the confidential nature of the personal information provided to the Company by Individuals in accordance with the terms of the applicable Privacy Statements; to the Company’s knowledge, no claims or controversies have arisen regarding the Privacy Statements or the implementation thereof which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Change. As used herein, “Privacy Statements” means, collectively, any and all of the Company’s privacy statements and policies published on Company websites or products or otherwise made available by the Company regarding the collection, retention, use and distribution of the personal information of individuals, including from visitors or users of any Company websites or products (“Individuals”).

nn. Investment Company Act. None of the Company or any of its subsidiaries is, as of the applicable Closing Date and, after giving effect to the offer and sale of the Placement Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Preliminary Prospectus and Prospectus, none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

oo. Finder’s Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with any Placement Shares, except as may otherwise exist with respect to FBR pursuant to this Agreement.

pp. Broker/Dealer Relationships. Neither the Company nor any Subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

qq. Stock Transfer Taxes. On each Settlement Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Placement Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with by the Company.

rr. No Improper Practices. (i) Neither the Company nor, to the Company’s knowledge, its subsidiaries, nor to the Company’s knowledge, any of their respective executive officers has, in the past five years, made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any law or of the character required to be disclosed in the Prospectus; (ii) no relationship, direct or indirect, exists between or among the Company or, to the Company’s knowledge, its subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or, to the Company’s knowledge, its subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or its subsidiaries or any affiliate of them, on the one hand, and the directors, officers, stockholders or directors of the Company or, to the Company’s knowledge, its subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement and the Prospectus that is not so described; (iv) there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the Company’s knowledge, its subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them; and (v) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or its subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or its subsidiaries or any of their respective products or services, and, (vi) neither the Company nor its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the FCPA), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

ss. Underwriter Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at-the-market” or continuous equity transaction.

tt. Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The Forward-Looking Statements incorporated by reference in the Registration Statement and the Prospectus from the Company’s Annual Report on Form 10-K for the fiscal year most recently ended (i) except for any Forward-Looking Statement included in any financial statements and notes thereto, are within the coverage of the safe harbor for forward looking statements set forth in Section 27A of the Securities Act, Rule 175(b) under the Securities Act or Rule 3b-6 under the Exchange Act, as applicable, (ii) were made by the Company with a reasonable basis and in good faith and reflect the Company’s good faith commercially reasonable best estimate of the matters described therein as of the respective dates on which such statements were made, and (iii) have been prepared in accordance with Item 10 of Regulation S-K under the Securities Act.

uu. Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

vv. No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 25 below), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by FBR specifically for use therein

ww. Margin Rules. Neither the Company nor any of its subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the offer and sale of the Placement Shares, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

Any certificate signed by an officer of the Company and delivered to FBR or to counsel for FBR pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to FBR as to the matters set forth therein.

7. Covenants of the Company. The Company covenants and agrees with FBR that:

a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by FBR under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify FBR promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon FBR’s request, any amendments or supplements to the Registration Statement or Prospectus that, in FBR’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by FBR (provided, however, that the failure of FBR to make such request shall not relieve the Company of any obligation or liability hereunder, or affect FBR’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy FBR shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to FBR within a reasonable period of time before the filing and FBR has not reasonably objected thereto (provided, however, that (A) the failure of FBR to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect FBR’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide FBR any advance copy of such filing or to provide FBR an opportunity to object to such filing if the filing does not name FBR or is not related to the transaction herein provided; and provided, further, that the only remedy FBR shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to FBR at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b. Notice of Commission Stop Orders. The Company will advise FBR, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise FBR promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c. Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A or Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A or Rule 430B and to notify FBR promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify FBR to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d. Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the NYSE and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as FBR reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

e. Delivery of Registration Statement and Prospectus. The Company will furnish to FBR and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as FBR may from time to time reasonably request and, at FBR’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to FBR to the extent such document is available on EDGAR.

f. Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g. Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h. Notice of Other Sales. Without the prior written consent of FBR, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period beginning on the date on which any Placement Notice is delivered to FBR hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan (but not Common Stock subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing to FBR, and (iii) Common Stock, or securities convertible into or exercisable for Common Stock, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Stock hereby.

i. Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice advise FBR promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to FBR pursuant to this Agreement.

j. Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by FBR or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as FBR may reasonably request.

k. Required Filings Relating to Placement of Placement Shares. The Company will disclose in its Quarterly Reports on Form 10-Q, in its Annual Report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through FBR, the Net Proceeds to the Company and the compensation payable by the Company to FBR with respect to such Placement Shares.

l. Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish FBR (but in the case of clause (iv) above only if FBR determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(1). The requirement to provide a certificate under this Section 7(1) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide FBR with a certificate under this Section 7(1), then before FBR sells any Placement Shares, the Company shall provide FBR with a certificate, in the form attached hereto as Exhibit 7(1), dated the date of the Placement Notice.

m. Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to FBR (i) written opinions and a negative assurance letter of Foley & Lardner LLP (“Company Counsel”), or other counsel reasonably satisfactory to FBR, in the form attached hereto as Exhibits 7(m)(1) and 7(m)(2), respectively and (ii) written opinions of the Company’s General Counsel in the form attached hereto as Exhibit 7(m)(3). Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as

Exhibit 7(l) for which no waiver is applicable, and not more than once per calendar quarter, the Company shall cause to be furnished to FBR a written letter of Company Counsel in the form attached hereto as Exhibit 7(m)(2), modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish FBR with a letter (a “Reliance Letter”) to the effect that FBR may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(iii), the Company shall cause its independent accountants to furnish FBR letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by FBR, the Company shall cause a Comfort Letter to be furnished to FBR within ten (10) Trading Days of such request following the date of occurrence of any restatement of the Company’s financial statements. The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to FBR, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o. Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock or (ii) sell, bid for, or purchase Common Stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than FBR.

p. Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

q. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and FBR in its capacity as agent hereunder pursuant to Section 23, neither FBR nor the Company (including its agents and representatives, other than FBR in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

r. Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or its subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8. Representations and Covenants of FBR. FBR represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which FBR is exempt from registration or such registration is not otherwise required. FBR shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which FBR is exempt from registration or such registration is not otherwise required, during the term of this Agreement. FBR shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through FBR of the Placement Shares.

9. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as FBR shall deem reasonably necessary, (ii) the printing and delivery to FBR of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to FBR, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to FBR, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable fees and disbursements of counsel to FBR up to $25,000; (vi) the fees and expenses of the transfer agent and registrar for the Common Stock, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the NYSE.

10. Conditions to FBR’s Obligations. The obligations of FBR hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, to the completion by FBR of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by FBR in its sole discretion) of the following additional conditions:

a. Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. No Misstatement or Material Omission. FBR shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in FBR’s reasonable opinion is material, or omits to state a fact that in FBR’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, there shall not have been any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of FBR (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e. Legal Opinion. FBR shall have received the (i) opinions and negative assurances of Company Counsel and (ii) the opinions of the Company’s General Counsel, each required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).

f. Comfort Letter. FBR shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

g. Representation Certificate. FBR shall have received the certificate required to be delivered pursuant to Section 7(1) on or before the date on which delivery of such certificate is required pursuant to Section 7(1).

h. No Suspension. Trading in the Common Stock shall not have been suspended on the NYSE and the Common Stock shall not have been delisted from the NYSE.

i. Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(1), the Company shall have furnished to FBR such appropriate further information, certificates and documents as FBR may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish FBR with such conformed copies of such opinions, certificates, letters and other documents as FBR shall reasonably request.

j. Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

k. Approval for Listing. The Placement Shares shall either have been approved for listing on the NYSE, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the NYSE at, or prior to, the issuance of any Placement Notice.

l. No Termination Event. There shall not have occurred any event that would permit FBR to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless FBR, its partners, members, directors, officers, employees and agents and each person, if any, who controls FBR within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by FBR expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) FBR Indemnification. FBR agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to FBR and furnished to the Company in writing by FBR expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or FBR, the Company and FBR will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than FBR, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and FBR may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and FBR on the other hand. The relative benefits received by the Company on the one hand and FBR on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by FBR (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and FBR, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or FBR, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and FBR agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), FBR shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of FBR, will have the same rights to contribution as that party, and each officer and director of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of FBR, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13. Termination.

a. FBR may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Change, or any development that is reasonably likely to result in a Material Adverse Change or, in the sole judgment of FBR, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of FBR, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Common Stock has been suspended or limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or limited, or minimum prices for trading have been fixed on the NYSE, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If FBR elects to terminate this Agreement as provided in this Section 13(a), FBR shall provide the required notice as specified in Section 14 (Notices).

b. The Company shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c. FBR shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through FBR on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to FBR for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by FBR under this Agreement.

f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by FBR or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to FBR, shall be delivered to:

FBR Capital Markets & Co.

1300 17th Street North

14th Floor

Arlington, VA 22207

with a copy to:

Hunton & Williams LLP

951 East Byrd Street

Richmond, Virginia 23219

Attention: Daniel M. LeBey, Esq.

and if to the Company, shall be delivered to:

Emergent Capital, Inc.

5355 Town Center Road

Suite 701

Boca Raton, FL 33486

Attention: Michael Altschuler

with a copy to:

Foley & Lardner LLP

One Independent Drive

Suite 1300

Jacksonville, Florida 32202

Attention: Michael B. Kirwan

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, or by email, on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the NYSE and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and FBR and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and FBR. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Use of Information. FBR may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23. Permitted Free Writing Prospectuses.

The Company represents, warrants and agrees that, unless it obtains the prior consent of FBR, and FBR represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by FBR or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a. FBR is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and FBR, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not FBR has advised or is advising the Company on other matters, and FBR has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c. FBR has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d. it is aware that FBR and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and FBR has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e. it waives, to the fullest extent permitted by law, any claims it may have against FBR for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that FBR shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of FBR’s obligations under this Agreement and to keep information provided by the Company to FBR and FBR’s counsel confidential to the extent not otherwise publicly-available.

25. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by FBR outside of the United States.

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If the foregoing correctly sets forth the understanding between the Company and FBR, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and FBR.

Very truly yours,

Emergent Capital, Inc.

By:	/s/ Antony Mitchell
Name:	Antony Mitchell
Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

FBR Capital Markets & Co.

MLV & Co. LLC

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Capital Markets & CEO

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Emergent Capital, Inc.

To:	FBR Capital Markets & Co. and MLV & Co. LLC

Attention:	Patrice McNicoll

Subject: At-the-Market Issuance—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-the-Market Issuance Sales Agreement between Emergent Capital, Inc., a Florida corporation (the “Company”), and FBR Capital Markets & Co. and MLV & Co. LLC (collectively “FBR”), dated March 14, 2016, the Company hereby requests that FBR sell up to $[    ] shares of the Company’s Common Stock, $0.01 par value per share, at a minimum market price of $                    per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to FBR in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount of up to 3% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

FBR